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                                                                    Exhibit 8(b)

                      MASLON EDELMAN BORMAN & BRAND, LLP
                            3300 Wells Fargo Center
                         Minneapolis, Minnesota 55402
                            Telephone: 612.672.8200
                            Telecopy:  612.672.8397



                                 May 30, 2001


National City Bancorporation
651 Nicollet Mall
Minneapolis, MN  55402-1611

   RE: Federal Income Tax Consequences of Merger between Marshall & Ilsley Corporation and National City Bancorporation

Gentlemen:

     We have acted as counsel to National City Bancorporation, a corporation organized under the laws of the State of Iowa ("NCB") in connection with the planned merger (the "Merger") of NCB with and into Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), pursuant to the Agreement and Plan of Merger, dated as of April 30, 2001, by and between M&I and NCB as described in the proxy statement of NCB and prospectus of M&I dated May 30, 2001 (the "Proxy Statement/Prospectus") which is part of the registration statement on Form S-4, dated May 30, 2001 (the "Registration Statement") to which this opinion is attached as an exhibit.

     It is our opinion that the discussion set forth under the heading "THE MERGER -Material Federal Income Tax Consequences" in the Proxy
Statement/Prospectus accurately describes our opinion regarding the qualification of the Merger as a reorganization and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "THE MERGER" - Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               /s/ Maslon Edelman Borman & Brand, LLP